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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-80477 and 333-91423) of Albany Molecular Research, Inc. of our report dated February 4, 2000, relating to the consolidated statements of income, stockholders' equity and comprehensive income, and cash flows of Albany Molecular Research, Inc. and subsidiary for the year ended December 31, 1999, and the related schedule, which report appears in the December 31, 2001 annual report on Form 10-K of Albany Molecular Research, Inc.

/s/ KPMG LLP Albany, New York
March 29, 2002

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CONSENT OF INDEPENDENT AUDITORS